PORTFOLIO MANAGEMENT AGREEMENT

For The Commodity Returns Strategy Portfolio

AGREEMENT made this 23rd day of September,2011, between SSgA Funds Management, Inc.,

a corporationorganized under the laws of Massachusetts ("Portfolio Manager"), and The HC Capital Trust, a Delaware statutory trust
("Trust").

WHEREAS, the Trust is registered as an open-end, diversified, management investment company under theInvestment Company Act of 1940, as amended ("Investment Company Act") which offers several series of shares of beneficial interests ("shares") representing interests in separate investment portfolios; and

WHEREAS, the Trust desires to retain the Portfolio Manager to provide a continuous program of investment management to that portion of theassets of The Commodity Returns Strategy Portfolio of the Trust ("Portfolio") that may, from time to time be allocated to it by, or under the supervision of, the Trust's Board of Trustees, andPortfolio Manager is willing, in accordance with the terms and conditions hereof, to provide such services to theTrust;

NOW THEREFORE, in consideration of the promises and covenants set forth herein and intending to be legallybound hereby, it is agreed between the parties asfollows:

1. Appointment of Portfolio Manager. The Trust hereby retains Portfolio Manager to provide the investment services set forth herein and Portfolio
Manager agrees to accept such appointment. In carrying out its responsibilities under this Agreement, the Portfolio Manager shall at all times act in accordance with the investment objectives, policies
 and
restrictions applicable to the Portfolio as set forth in the then current Registration Statement of the Trust delivered by the Trust to the Portfolio Manager, applicable provisions of the Investment
Company Actand the rules and regulations promulgated under the Investment
Company Act and other applicable federal securities laws.

2. Duties of Portfolio Manager. (a) Portfolio Manager shall provide a continuous program of investment management for that portion of the assets of the Portfolio (" Account") that may, from time to time be allocated to it by, or under the supervision of, the Trust's Board of Trustees, as indicated in writing by an authorized officer of the Trust. It is understood that the Account may consist of all, a portion of or none of the
assets of the Portfolio,
and that the Board of Trustees and/or Hirtle Callaghan & Co., LLC ("Hirtle Callaghan"), the Trust's investment adviser, has the right to allocate and reallocate such assets to the Account at any time, and from time to time, upon such notice to the Portfolio Manager as may be reasonably necessary, in the
view of the Trust, to ensure orderly management of the Account or the
 Portfolio.
The Portfolio Manager's responsibility for providingportfolio management services to the Portfolio shall be limited to the Account;

(b) Subject to the general supervision of the Trust's Board of Trustees and the direction of Hirtle Callaghan, Portfolio Manager shall have sole investment discretion with respect to the Account, including investment research, selection of the securities to be purchased and sold and the portion of the Account, if any, that shall be held uninvested, and the selection of brokers and dealers, including affiliated brokers and dealers of Portfolio Manager
,through which
securities transactions in the Account shall be executed.The
Portfolio Manager
shall not consultwith any other portfolio manager ofthe Portfolio concerning transactions for the Portfolio in securities or otherassets. Specifically, and without limiting the generality of the foregoing, Portfolio Manager agrees that it will:

(i) advise the Portfolio's designated custodian bank and administratoror accounting agent on each business day of each purchase and sale, as the case may be,made on behalf of the Account, specifYing the name and quantityof the security purchased or sold, the unit and aggregate purchase or sale price,
commission paid, the market on which the transaction was effected, the trade
date, the settlement date, the identity of the effecting broker or dealerand/or
such other information, and in such manner, as may from time to time be reasonablyrequested by the Trust;

(ii) maintain all applicable books and records with respect to the securities transactions of the Account.Specifically, Portfolio Manager agrees to maintain with respect to the Account those records required to be maintained under Rule
31 a-I (b)( 1), (b)( 5) and (b)( 6) under the Investment Company Act with
respect to transactions in the Account including, without limitation, records
which reflect securities purchased or sold in the Account,showing for each such
transaction, the name and quantity of securities, the unit and aggregate purchase or sale price,commission paid, the market on which the transaction was
effected, the trade date, the settlement date, and theidentity of the effecting
broker ordealer. Portfolio Manager will preserve such records in the manner and for the periods prescribed by Rule 31a-2 under the Investment
Company Act.
Portfolio Manager acknowledges and agrees that all records it maintains for the Trust are the property of the Trust, and Portfolio Manager will surrender promptly to the Trust any such records upon the Trust's request.
 The Trust

agrees, however, that Portfolio Manager may retain copies of those records that are required to be maintained by Portfolio Manager under federal or
state regulations to which it may be subject or are reasonably necessary for
purposes of conducting its business;

(iii) provide, in a timely manner, such information as may be reasonably requested by the Trust or itsdesignated agents in connection with, among other
things, the Trust's daily computation of the Portfolio's net asset value and net income, preparation of proxy statements or amendments to the
Trust's registration statement. In the performance of its
 duties and
obligations under this  Agreement, the Portfolio Manager will use its best
efforts to assist Hirtle Callaghan in ensuring continued qualification for the special tax treatment accorded to regulated investment companies under
Subchapter M of the Internal Revenue Code of 1986, as amended
 ("Code").
Notwithstanding the foregoing,  each of Hirtle Callaghan, the
 Trust and
the Portfolio Manager expressly acknowledge and agree that Portfolio Manager has no responsibility for monitoring for, or ensuring compliancewith,
Section 851(b)(2) of theCode; and

(iv) render regular reports to the Trust concerning the performance of
Portfolio Manager of itsresponsibilities under this Agreement.
 In
particular, Portfolio Manager agrees that it will, at the reasonable requestof the Board of Trustees, attend meetings of the Board or its validly constituted committees and will, in addition,make its officers
and employees available to meet with the officers and employees of the Trust at least quarterly and at other times upon
reasonable notice, to review the investments and investment
 program of
the Account.

3. Portfolio Transaction and Brokerage. In placing orders for portfolio securities with brokers and dealers,Portfolio Manager shall use its best efforts to execute secuities transactions on behalf of the Account in such a manner that the total cost or proceeds in each transaction is the most favorable under the circumstances. Portfolio Manager may, however, in its discretion, direct orders to brokers that provide to Portfolio
 Manager
research,analysis, advice and similar services, and Portfolio
Manager may
cause the Account to pay to those brokers a higher commission than may be charged by other brokers for similar transactions, provided that Portfolio
Manager determines in good faith that such commission is reasonable in terms either of the particular transaction or of theoverall responsibility of the
Portfolio Manager to theAccount and any other accounts
 with respect to which
Portfolio Manager exercises investment discretion, and provided further that the extent and continuation of any suchpractice is subject to review by the
Trust's Board of Trustees.On occasions when the Portfolio
Manager deems the
purchase or sale of a security to be in the best interest of theFund as well as other clients of the Portfolio Manager, the Portfolio
Manager, to the
extent
permitted by applicablelaws and regulations, may, but shall
 be under no
obligation to, aggregatethe securities to be purchased or sold toattempt to obtain a more favorable price or lower brokerage commissions and efficient execution. Portfolio Manager shall not execute any portfolio transactions for the Trust with a broker or dealer which is an"affiliated person" of the Trust or Portfolio Manager, including any other investment advisory organization that may,from time to time act as a portfolio manager for the Portfolio or any of the Trust's other Portfolios, except as permitted under the Investment Company
Act and rules promulgated thereunder. The Trust shall provide a list of such affiliated brokers and dealers to Portfolio Manager and will promptly advise Portfolio Manager of any changesin such list.

4. Expenses and Compensation. Except for expenses specifically assumed or agreed to be paid by thePortfolio Manager under this Agreement, the Portfolio
Manager shall not be liable for any expenses of the Portfolioor the Trust, including, without limitation: (i) interest and taxes; (ii) brokerage commissions and othercosts inconnection with the purchase and sale of securities or otherinvestment instruments with respect to the Portfolio; and

(iii) custodian fees and expenses. For its services under this Agreement, Portfolio Manager shall be entitled toreceive a fee at the annual rate of 0.06% of the average daily net assets of the Account. The fee shall be payablemonthly in arrears.

5. Limitation of Liability and Indemnification. (a) Neither the
Portfolio
Manager nor any person that is an"affiliated person" of the Portfolio Manager or any of its affiliated companies (collectively, "Associated Persons") shall be liable for any error of judgment or mistake of law or for any loss suffered by the Portfolio or the Trust inconnection with the matters to which this
 Agreement
relates including, without limitation, losses that may be sustained in connection
with the purchase, holding, redemption or sale of any security or othe r investment by the Trust on behalf of the Portfolio, except a loss resulting from willful
misfeasance, bad faith or gross negligence onthe part of Portfolio
 Manager
 in the
performance of its duties or from reckless disregard by it of its duties under
thisAgreement. In no event shall the Portfolio Manager or its Associated
 Persons
 have
any liability arising from the conduct of any other portfolio manager with respect
to the portion of the Portfolio's assets not allocated to the Portfolio
 Manger.
The parties agree that any stated limitations on liability shall not relieve the
Portfolio Manager from any responsibility or liability under state of federal
statutes.

(b) Notwithstanding the foregoing, Portfolio Manager expressly agrees that the Trust may rely upon:

(i) the Portfolio Manager's current Form ADV; and (ii) information provided, in writing, by Portfolio Manager to the Trustin accordance with Section
 9 of this
Agreement or otherwise to the extent such information was provided by
 Portfolio
Manager for the purpose of inclusion in the Trust's registration statement and amendments thereto andcertain periodic reports relating to the Trust and its
Portfolios that are required to be furnished to shareholders of the Trust and/ or filed with the Securities and Exchange Commission ("SEC Filings"), as hereinafter defined provided that a copy of each SEC Filing is provide d to
Portfolio Manager: (i) at least 10 business days prior to thedate on which it
will become effective, in the case of a registration statement; (ii)
 at least
10 business days prior tothe date upon which it is filed with the SEC in the
case of the Trust's semi-annual-report on Form N-SAR or anyshareholder report
or proxy statement; or (iii) at least 10 business days prior to first use, in
the case of any other SECFiling. For purposes of this Section 5, "SEC
 Filings"
means the Trust's registration statement and amendmentsthereto and any periodic
reports relating to the Trust and its Portfolios that are required by law to be furnished toshareholders of the Trust and/or filed with the Securities
 and
Exchange Commission.(c) Portfolio Manager agrees to indemnify and hold harmless
the Trust and each of its Trustees, officers, employeesand control persons from any claims, liabilities and reasonable expenses, including reasonable attorneys' fees(collectively, "Losses"), to the extent that such Losses arise out of any
untrue statement of a material fact contained in an SEC Filing or the omission
to state therein a material fact necessary to make the statements therein, in light ofthe circumstances under which they are made, not materially misleading,
if such statement or omission was made inreliance upon the Portfolio Manager's current Form ADV or written information furnished by the Portfolio Managerfor the purpose of inclusion in such SEC Filings or other appropriate SEC
 Filings;
provided that a copy of each SECFiling was provided to Portfolio Manager:
 (i)
at
least 10 business days prior to the date on which it will becomeeffective, in the case of a registration statement; (ii) at least 10 business days prior to the date upon which it is filed with the SEC in the case of the Trust's semi annual report on Form N-SAR or any shareholder report or proxystatement; or (iii) at least 10
business days prior to first use, in the case of any other SEC Filing.
 (d) The
Trust agrees to indemnify and hold harmless the Portfolio Manager and its
Associated Persons from anyclaims, liabilities and expenses, including reasonable attorneys' fees, incurred as a result of any untrue statement of a
material fact which relates to information in any SEC filing, or any omission to state a material fact in any SECfiling in any case where the statement or material omission was not based on written information supplied by electronic transmission or in writing to Trust, or its administrator
, transfer
agent, custodian, distributor or to Hirtle Callaghan & Co., LLC, the
 Trust's
investment manager, by the Portfolio Manager.(e) In the event that a legal
proceeding is commenced against the Trust on the basis of claims for which
the Portfolio Manager would, if such claims were to prevail, be required to indemnify the Trust pursuant to Section 5(c) above,Portfolio Manager will, at its expense, provide such assistance as the Trust may reasonably request in
preparing the defense of such claims (including by way of example making
Portfolio Manager's personnel available for interview by counsel for the Trust, but specifically not including retention or payment of counsel to defend such claims on behalf of the Trust); provided that the Portfolio Manager will not
be required to pay any Losses of the Trust except to the extent it may be required to do so under Section 5( c) above.

(f) The indemnification obligations set forth in Section 5 (c) shall not apply unless: (i) the statement or omission inquestion accurately reflects
information provided to the Trust in writing by the Portfolio
Manager;
(ii) the statementor omission in question was made in an SEC Filing in reliance upon written information provided to the Trust by thePortfolio
Manager specifically for use in such SEC Filing or was contained in
Portfolio Manager's Fonn ADV;

(iii) the Portfolio Manager was afforded the opportunity to review the statement
(or the omission was identified to it) in connection with the 10 business day review requirement set forth in Section 5(b) above; and (iv) upon receipt by the
Trust of any notice of the commencement of any action or the assertion of any claim to which the indemnificationobligations set forth in Section
 5(c) may
apply,  the Trust notifies the Portfolio Manager, within 30 days and in writing,
of such receipt and provides to Portfolio Manager the opportunity to participate
in the defense and/orsettlement of any such action or claim.
Further, Portfolio
Manager will not be required to indemnify any personunder this
Section 5 to the
extent that Portfolio Manager relied upon statements or infonnation furnished
to the Portfolio Manager, in writing, by any officer, employee or
 Trustee of
the Trust, or by the Trust's custodian,administrator or accounting agent or any other agent of the Trust, in preparing written infonnation provided to
the Trust and upon which the Trust relied in preparing the SEC
 Filing(s) in
question.

(g) The Portfolio Manager shall not be liable for: (i) any acts of any other portfolio manager to the Portfolio or the Trust with respect to the portion of the assets of the Portfolio or the Trust not managed by the Portfolio Manager;
and (ii) acts of the Portfolio Manager which result from acts of the Trust, including, but not limited to, a failure of the Trust to provide accurate
and
current infonnation with respect to the investment objectives, policies, or restrictions applicable to the Portfolio, actions of the Trustees, or any records maintained by Trust or any otherportfolio manager to the Portfolio.
The Trust agrees that, to the extent the Portfolio Manager complies with the investment objectives, policies, and restrictions applicable to the Portfolio as provided to the Portfolio Manager bythe Trust, and with laws, rules, and regulations applicable to the Portfolio in the management of the assets of
the
Portfolio specifically committed to management by the Portfolio
 Manager,
without regard to any other assets orinvestments of the
 Portfolio, Portfolio
Manager will be conclusively presumed for all purposes to have met its
obligations under this Agreement to act in accordance with the investment objectives, polices, and restrictionsapplicable to the Portfolio and with laws, rules, and regulations applicable to the Portfolio, it being the intention thatfor this purpose the assets committed to management by the Portfolio Manager shall be considered a separate anddiscrete investment portfolio from any other assets of the Portfolio; without limiting the generality of the foregoing,the Portfolio Manager will have no obligation to inquire into, or to take into account, any other investments of thePortfolio in making investment decisions under this Agreement. In no event shall the Portfolio Manager or any officer, director, employee, or agent or the Portfolio Manager have any liability arising from the conduct of the Trustand any other portfolio manager with respect to the portion of the Portfolio's assets not allocated to the PortfolioManager.

6. Pennissible Interest. Subject to and in accordance with the Trust's Declaration of Trust and Bylaws andcorresponding governing documents of Portfolio Manager, Trustees, officers, agents and shareholders of the Trust may have an interest in the Portfolio Manager as officers, directors, agents and/or shareholders or otherwise.Portfolio Manager may have similar interests in the Trust. The effect of any such inter relationships shall begoverned by said governing documents and the provisions of the Investment Company Act.

7. Duration, Tennination and Amendments. This Agreement shall become
effective as of the date first written above and shall continue in
effect thereafter for two years. This Agreement shall continue in
effect fromyear to year thereafter for so long as its continuance is specifically approved, at least annually, by: (i) a majority ofthe Board
of Trustees or the vote of the holders of a majority of the
Portfolio's
outstanding voting securities; and (ii)the affinnative vote, cast in person at a meeting called for the purpose of voting on such continuance, of a majorityof those members of the Board of Trustees ("Independent Trustees") who are not "interested persons" of the Trust or any investment adviser to the Trust.This Agreement may be tenninated by the
Trust or by Portfolio Manager at any time and without penalty upon sixty
days written notice to the other party, which notice may be waived by the
party entitled to it. This Agreement maynot be amended except by an instrument in writing and signed by the party to be bound thereby provided that if theInvestment Company Act requires that such amendment be approved
by the vote of the Board, the Independent Trustees and/or the holders of
the Trust's or the Portfolio's outstanding shareholders, such approval
must be obtainedbefore any such amendment may become effective.
 This
Agreement shall tenninate upon its assignment. Forpurposes of this
Agreement, the tenns "majority of the outstanding voting
securities,"
"assignment" and "interestedperson" shall have the meanings
 set forth
in the Investment Company Act.

8. Confidentiality; Use of Name. Portfolio Manager and the Trust acknowledge and agree that during theterm of this Agreement the parties may have access to certain information that is proprietary
to the Trust or PortfolioManager, respectively (or to their
 affiliates
and/or service providers). The parties agree that their respective officers and employees shall treat all such proprietary information as confidential and will not use or disclose informationcontained in, or derived from such
material for any purpose other than in connection with the
 carrying out of
their
responsibilities under this Agreement and the management of the Trust's assets, provided, however, that this shallnot apply in the case of:
 (i) information that
is publicly available; and (ii) disclosures required by law or requested by any regulatory authority that may have jurisdiction over Portfolio Manager or the Trust, as the case may be, inwhich case such party shall request such confidential treatment of such information as may be reasonably available. In addition, each party shall use its reasonable efforts to ensure that its agents
or affiliates who may gain access tosuch proprietary information shall be made aware of the proprietary nature and shall likewise treat such materials as confidential. It is acknowledged and agreed that the names "Hirtle Callaghan,"
"Hirtle Callaghan Chief Investment Officers"(which is a registered trademark of Hirtle Callaghan & Co., LLC ("HCC")), "HC Capital" and any derivative of any of them, as well as any logo that is now or shall later become associated with such names ("Marks") are valuableproperty ofHCC and that the use of the Marks, or anyone of them, by the Trust or its agents is subject to the license granted to the Trust by HCC. Portfolio Manager agrees that it will not use any Mark without the prior writtenconsent of the Trust. Portfolio Manager consents to use of its
name, performance data, biographical data and other pertinent data, and the SSgA
Marks (as defmed below), by the Trust for use in marketing and sales literature,
provided that any such marketing and sales literature shall not be used by the
Trust without the prior written consentof Portfolio Manager, which consent shall
not be unreasonably withheld. The Trust shall have full responsibility for the
compliance by any such marketing and sales literature with all applicable laws, rules, and regulations, and Portfolio Manager will have no responsibility or liability therefor.It is acknowledged and agreed that the name
"State Street
Global Advisors," "SSgA," "SSgA Funds Management,Inc." and any portion or derivative thereof, as well as any logo that is now or shall later become associated with thename ("SSgA Marks"), are valuable property of the
 Portfolio
Manager and that the Trust and its authorized agentsmay use the SSgA
 Marks as
necessary in SEC Filings so long as this Agreement is in place.
The Trust is not

permitted to use the SSgA Marks for any other purpose (including, without
limitation, marketing the shares of the Trust) without the written consent of the
Portfolio Manager, which shall not be unreasonably withheld. Upon termination of this Agreement, the Trust shall forthwith cease to use the SSgA Marks.
 The Trust
acknowledges thatunauthorized use of the SSgA Marks shall result in irreparable
harm to the Portfolio Manager for which monetary damages are inadequate, and thus, the Portfolio Manager shall be entitled to injunctive relief. The provisions of
this
Section 8 shall survive termination of this Agreement.

9. Representation, Warranties and Agreements of Portfolio Manager.
Portfolio
Manager represents and warrants that:

(a) It is registered as an investment adviser under the Investment
 Advisers Act of
1940, as amended, ("Investment Advisers Act"), it will maintain such registration in full force and effect and will promptly report to the Trust thecommencement of any
formal proceeding that could render the Portfolio Manager ineligible to serve as an investment adviser to a registered investment company under Section
 9 of the
 Investment
Company Act;

(b) Portfolio Manager understands that the Trust is subject to various regulations under the Investment Company
Act which require that the Board review and approve various procedures adopted by portfolio managers and mayalso require disclosure regarding the Board's consideration of these matters in various documents required to be filed with the
SEC. Portfolio Manager represents that it will, upon reasonable request of the Trust,
provide to the Trust information regarding all such matters including, but not limited to, codes of ethics required by Rule 17j-lunder the Investment Company Act and compliance procedures required by Rule 206(4)-7 under the Investment Advisers Act, as well as certifications that, as contemplated under Rule 38a-l under the
Investment
Company Act,Portfolio Manager has implemented a compliance program that is reasonably designed to prevent violations of thefederal securities laws by the Portfolio with
respect to those services provided pursuant to this Agreement. Portfolio Manager acknowledges that the Trust may, in response to regulations or recommendations
issued by the SEC or other regulatory agencies, from time to time, request additional information regarding the personal securities trading of its directors, partners, officers and employees and the policies of Portfolio Manager with regard to such
trading.Portfolio Manager agrees that it will make reasonable efforts to respond to the Trust's reasonable requests in this area; and

(c) Upon request of the Trust, Portfolio Manager shall promptly supply the
Trust
with any information concerning the Portfolio Manager and its stockholders, employees and affiliates that the Trust may reasonably require in connection with the preparation of its registration statements, proxy materials, reports and other
documents required,under applicable state or Federal laws, to be filed with state or
Federal agencies and/or provided to shareholders ofthe
Trust.

lO. Status of Portfolio Manager. The Trust and Portfolio
 Manager acknowledge
and agree that the relationshipbetween Portfolio Manager
 and the Trust is
that of an
independent contractor and under no circumstances shall any employee of Portfolio Manager be deemed an employee of the
 Trust or any other
organization that the Trust may,from time to time, engage to provide services to the
Trust, its Portfolios or its shareholders. The parties also acknowledge and agree that
nothing in this Agreement shall be construed to restrict the right of
Portfolio
Manager
orits affiliates to perform investment management or other services to any person or entity, including withoutlimitation, other investment companies and persons who may
retain Portfolio Manager to provide investmentmanagement
 services and the
performance
of such services shall not be deemed to violate or give
 rise to any duty or
obligations to
the
Trust.

11. Counterparts and Notice. This Agreement may be executed in one or more counterparts, each of whichshall be deemed to be an original. Any notice required to be given under this Agreement shall be deemed given when received, in writing addressed and delivered, by certified mail, by hand or via overnight delivery service as follows:

If to the Trust:

If to Portfolio Manager:

Robert J. Zion
The HC Capital Trust
Five Tower Bridge, 300 Barr Harbor Drive, Suite 500
West Conshohocken, PA 19428
SSgA Funds Management, Inc.
One Lincoln Street
Boston, MA 02111

Attention: Chief Compliance Officer

12. Miscellaneous. The captions in this Agreement are included for convenience of reference only and in noway define or delimit any of the provisions hereof or
otherwise affect their construction or effect. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of thisAgreement shall not be affected thereby. This
Agreement shall be
binding upon
and shall inure to the benefit of theparties hereto and their respective successors and shall be governed by the law of the State of Delaware provided that nothing herein shall be construed as inconsistent with the Investment Company
 Act or the Investment
 Advisers
Act.
The Trust acknowledges receipt of Part II of Portfolio
Manager's Form ADV,
copies of
which
have been providedto the Trust's Board of Trustees.

Portfolio Manager is hereby expressly put on notice of the limitations of shareholder and
Trustee liability set forth inthe Declaration of Trust of the Trust and agrees that obligations assumed by the Trust pursuant to this Agreement shall be limited in all
cases
to the assets of the Portfolio. Portfolio Manager further agrees that it will not seek satisfaction of any such obligations from the shareholders or any individual shareholder of the Trust, or from the Trustees of the Trust or any individual Trustee of the Trust.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their officers thereunto duly authorized as of the day and year first written above.
ATTEST: SSgA Funds Management, Inc.

ATTEST: HC Capital Trust